EXHIBIT 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
In connection with the Annual Report of Duke Mining Company, Inc. (the “Company”) on Form 10-K for the period ended November 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Benjamin Mayer, President and Chairman of the Board of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 3, 2010

/s/ Benjamin Mayer
Benjamin Mayer
President and Chairman of the Board